Exhibit 10.2

Peter Metcalf

PO Box 680188

Park City, Utah 84068

August 11, 2014

Black Diamond, Inc.

3084 East 3900 South

Salt Lake City, UT 84124

Attention: Mr. Warren B. Kanders

Re: Employment Agreement

Dear Warren:

Reference is made to the Employment Agreement dated as of June 5, 2013, between Black Diamond, Inc. (the “Company”) and the undersigned (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

1.	The Employee hereby consents to the Company’s appointment of Ms. Zeena Freeman (“Ms. Freeman”) as the Company’s President and to the Company’s contemplated appointment of Ms. Freeman as the Company’s Chief Executive Officer by no later than June 30, 2015.

2.	The Employee hereby acknowledges and agrees that the Company’s appointment of Ms. Freeman as the Company’s President and the Company’s contemplated appointment of Ms. Freeman as the Company’s Chief Executive Officer by no later than June 30, 2015, does not and will not provide the Employee with the right to terminate the Agreement pursuant to Section 7(d)(ii) of the Agreement, and the Agreement is hereby amended to give effect to the provisions of this paragraph 2.

3.	Each of the Employee and the Company acknowledges and agrees that the Agreement, as hereby amended, remains in full force and effect.

4.	This letter agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

5.	This letter agreement may be executed in any number of counterparts (and by facsimile or other electronic signature), but all counterparts will together constitute but one agreement.

If the foregoing accurately sets forth your understanding of our agreement, please sign and return the enclosed copy of this letter agreement.

Very truly yours,

/s/ Peter Metcalf

Peter Metcalf

Confirmed and agreed to as of the date first written above:

bLACK dIAMOND, Inc.

By:	/s/ Warren B. Kanders
Name: Warren B. Kanders
Title: Executive Chairman